GLOBALNETCARE, INC.

                         NON-QUALIFIED STOCK OPTION PLAN

     l. Purpose. This Non-Qualified Stock Option Plan (the "Plan") is intended to advance the interests of the Company and its shareholders, by encouraging and enabling selected officers, directors, consultants, advisors and key employees of the Company and/or its subsidiaries, upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock. Options granted under the Plan are intended to be Options which do not meet the requirements of Section 422 of the Internal Revenue Code of 1954, as amended (the "Code").

     2.     Definitions.

(a)     "Board"  means  the  Board  of  Directors  of  the  Company.

(b) "Committee" means the directors duly appointed to administer the Plan.

(c)     "Common  Stock"  means  the  Company's  Common  Stock.

(d) "Date of Grant" means the date on which an Option is granted under the Plan.

(e)     "Fair  Market  Value"  of  Common  Stock  means:

(1)     As  to any option granted as of September 13, 2000, U.S. $.50 per share.

(2)     As  to  any  other  option  granted  under  the  Plan:

(A) If the Common Stock is Publicly Traded, the average of the closing prices of the stock of that class during the 10 trading days immediately prior to the day in question, as reported with respect to the market in which shares of such stock are then traded, or, if no such closing prices are reported, on the basis of the mean between the high and low asked prices for those days on the principal market or quotation system on which shares of such stock are then quoted; or

(B) If the Common Stock is not then Publicly Traded, the price at which one could reasonably expect such stock to be sold in an arm's length transaction, for cash, other than on an installment basis. Such Fair Market Value shall be determined for this purpose by the Board, or at the discretion of the Board by an independent appraiser selected by the Board, in either case giving due consideration to such matters as the Board or its appraiser deem pertinent. The

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determination  by  the  Board or its appraiser of the Fair Market Value shall be conclusive  and  binding.

(f)     "Publicly  Traded" means a class of stock that has been registered under
Section 12 or Section 15(d) of the Securities Exchange Act of 1934, as amended, and is listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. ("NASD") or if sales or bid and offer quotations are reported for that class of stock by the NASD.

(g)     "Option"  means  an  Option  granted  under  the  Plan.

(h) "Optionee" means a person to whom an Option, which has not expired, has been granted under the Plan.

(i) "Successor" means the legal representative of the estate of a deceased Optionee or the person or persons who acquire the right to exercise an Option by bequest or inheritance or by reason of the death of any Optionee.

     3. Administration of Plan. The Plan shall be administered by the Company's Board of Directors or in the alternative, by a committee of two or more directors appointed by the Board (the "Committee"). If a Committee should be appointed, the Committee shall report all action taken by it to the Board. The Board of Directors or the Committee shall have full and final authority in its/their discretion, subject to the provisions of the Plan, to determine the individuals to whom and the time or times at which Options shall be granted and the number of shares and purchase price of Common Stock covered by each Option; to construe and interpret the Plan; to determine the terms and provisions of the respective Option agreements, which need not be identical, including, but without limitation, terms covering the payment of the Option Price; and to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusively binding for all purposes and upon all persons.

     4. Common Stock Subject to Options. The aggregate number of shares of the Company's Common Stock which may be issued upon the exercise of Options granted under the Plan shall not exceed 2,500,000. The shares of Common Stock to be issued upon the exercise of Options may be authorized but unissued shares, shares issued and reacquired by the Company or shares bought on the market for the purposes of the Plan. In the event any Option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, the shares subject to such Option but not purchased thereunder shall again be available for Options to be granted under the Plan.

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     5.     Participants.  Options  may  be granted under the Plan to employees, directors and officers, consultants and advisors of the Company and/or its subsidiaries, provided however that bona fide services shall be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

     6. Terms and Conditions of Options. Any Option granted under the Plan shall be evidenced by an agreement executed by the Company and the recipient and shall contain such terms and be in such form as the Board of Directors or the Committee may from time to time approve, subject to the following limitations and conditions:

     (a) Option Price. The Option Price per share with respect to each Option shall be determined by the Board of Directors or the Committee but shall in no instance be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant.

     (b) Period of Option. The period during which each option may be exercised, and the expiration date of each Option shall be fixed by the Board of Directors or the Committee, but, notwithstanding any provision of the Plan to the contrary, such expiration date shall not be more than ten years from the Date of Grant.

     (c) Vesting of Shareholder Rights. Neither an Optionee nor his successor shall have any rights as a shareholder of the Company until the certificates evidencing the shares purchased are properly delivered to such Optionee or his successor.

     (d) Exercise of Option. Each Option shall be exercisable from time to time during a period (or periods) determined by the Board of Directors or the Committee and ending upon the expiration or termination of the Option; provided, however, the Board of Directors or the Committee may, by the provisions of any Option Agreement, limit the number of shares purchaseable thereunder in any period or periods of time during which the Option is exercisable.

     (e) Nontransferability of Option. No Option shall be transferable or assignable by an Optionee, otherwise than by will or the laws of descent and distribution and each Option shall be exercisable, during the Optionees's lifetime, only by him. No Option shall be pledged or hypothecated in any way and no Option shall be subject to execution, attachment, or similar process except with the express consent of the Board of Directors or the Committee.

     (f) Death of Optionee. If an Optionee dies while holding an Option granted hereunder, his Option privileges shall be limited to the shares which were immediately purchasable by him at the date of death and such Option privileges shall expire unless exercised by his successor within one year after the date of death.

7. Reclassification, Consolidation, or Merger. If and to the extent that the number of issued shares of Common Stock of the Corporation shall be increased or reduced by change in par

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     value,  split  up,  reclassification, distribution of a dividend payable in stock, or the like, the number of shares subject to Option and the Option price per share shall be proportionately adjusted by the Board of Directors or the Committee, whose determination shall be conclusive. If the Corporation is reorganized or consolidated or merged with another corporation, an Optionee granted an Option hereunder shall be entitled to receive Options covering shares of such reorganized, consolidated, or merged company in the same proportion, at an equivalent price, and subject to the same conditions. The new Option or assumption of the old Option shall not give Optionee additional benefits which he did not have under the old Option, or deprive him of benefits which he had under the old Option.

     8. Restrictions on Issuing Shares. The exercise of each Option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares purchased thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

     Unless the shares of stock covered by the Plan have been registered with the Securities and Exchange Commission pursuant to Section 5 of the Securities Act of l933, each optionee shall, by accepting an option, represent and agree, for himself and his transferees by will or the laws of descent and distribution, that all shares of stock purchased upon the exercise of the option will be acquired for investment and not for resale or distribution. Upon such exercise of any portion of an option, the person entitled to exercise the same shall, upon request of the Company, furnish evidence satisfactory to the Company (including a written and signed representation) to the effect that the shares of stock are being acquired in good faith for investment and not for resale or distribution. Furthermore, the Company may, if it deems appropriate, affix a legend to certificates representing shares of stock purchased upon exercise of options indicating that such shares have not been registered with the Securities and Exchange Commission and may so notify the Company's transfer agent. Such shares may be disposed of by an optionee in the following manner only: (l) pursuant to an effective registration statement covering such resale or reoffer,
(2) pursuant to an applicable exemption from registration as indicated in a written opinion of counsel acceptable to the Company, or (3) in a transaction that meets all the requirements of Rule l44 of the Securities and Exchange Commission. If shares of stock covered by the Plan have been registered with the Securities and Exchange Commission, no such restrictions on resale shall apply, except in the case of optionees who are directors, officers, or principal shareholders of the Company. Such persons may dispose of shares only by one of the three aforesaid methods.

     9. Use of Proceeds. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of Options granted under the Plan shall be added to the Company's general funds and used for general corporate purposes.

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     l0.     Amendment,  Suspension,  and  Termination  of  Plan.  The  Board of
Directors  may  alter,  suspend,  or  discontinue  this  Plan  at  any  time.

     Unless the Plan shall theretofore have been terminated by the Board, the Plan shall terminate ten years after the effective date of the Plan. No Option may be granted during any suspension or after the termination of the Plan. No amendment, suspension, or termination of the Plan shall, without an Optionee's consent, alter or impair any of the rights or obligations under any Option theretofore granted to such Optionee under the Plan.

     11. Limitations. Every right of action by any person receiving options pursuant to this Plan against any past, present or future member of the Board, or any officer or employee of the Company arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought and irrespective of the place of residence of any such director, officer or employee cease and be barred by the expiration of one year from the date of the act or omission in respect of which such right of action arises.

     l2.     Governing Law.  The Plan shall be governed by the laws of the State of  Florida.

     13. Expenses of Administration. All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Company.

     14. Effective Date. This Plan is made and shall be effective as of September 13, 2000.